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                                                                    EXHIBIT 10.1

                             STOCK PLEDGE AGREEMENT


         THIS STOCK PLEDGE AGREEMENT (the "Agreement") is made as of April 5, 2001, by and between JEFFREY S. WILLIAMS ("Pledgor") and GENOMIC SOLUTIONS INC., A DELAWARE CORPORATION ("Pledgee").

                                    RECITALS:

         A. Concurrently herewith, Pledgee has loaned Pledgor Five Hundred Thousand Dollars ($500,000), pursuant to the terms of a Promissory Note dated the same date as this Agreement (the "Note").

         B. To induce Pledgee to accept the Note, Pledgor has agreed to secure Pledgor's obligations to Pledgee under the Note (the "Obligations") by granting Pledgee a security interest in 500,000 shares of the callable common stock of Pledgee that are held by Pledgor (the "Stock"), upon the terms and subject to the conditions set forth in this Agreement.

         NOW, THEREFORE, the parties agree as follows:

         1. Pledge. As security for Pledgor's full payment and performance of the Obligations, Pledgor delivers, pledges and grants to Pledgee a continuing security interest in the following (the "Collateral"):

                  (a) the Stock;

                  (b) stock powers (the "Powers") duly executed in blank; and

                  (c) the proceeds of each of the foregoing, including, without limitation, any and all dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, or in exchange for, any of the Stock, other than Cash Dividends (defined in Section 3(b) of this Agreement) (the "Proceeds").

         2. Pledgee's Duties. Subject to Section 9-207 of the Michigan Uniform Commercial Code (the "Code") and the provisions of this Agreement, Pledgee shall have no duty with respect to the Collateral. Without limiting the generality of the foregoing, Pledgee shall be under no obligation to take any steps necessary to preserve rights in the Collateral against any other parties or to exercise any rights represented thereby; provided, however, that Pledgee may, at its option, do so, and any and all expenses incurred in connection therewith shall be for Pledgor's sole account.

         3. Voting Rights. During the term of this Agreement and as long as Pledgor is not in default of the Obligations:


                  (a) Pledgor is entitled to exercise any and all voting and other consensual rights pertaining to the Stock or any part thereof, if any, for any purpose not inconsistent with the terms of this Agreement; and


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                  (b) Pledgee shall execute and deliver (or cause to be executed and delivered) to Pledgor all such proxies and other instruments as Pledgor may reasonably request for the purpose of enabling Pledgor to exercise any rights which it is entitled to exercise pursuant to
         Section 3(a) above.

         4. Representations, Warranties and Covenants. Pledgor represents, warrants and covenants that:


                  (a) There are no restrictions upon the transfer of any of the Collateral to Pledgee. Pledgor has the right to pledge and grant a security interest in or otherwise transfer such Collateral free of any encumbrances or rights of third parties;

                  (b) All of the Collateral is and shall remain free from all liens, claims, encumbrances and purchase money or other security interests. Absent Pledgee's prior written consent, the proceeds of all sales or other dispositions by Pledgor of any or all shares of Genomic Solutions' Callable Common Stock owned by Pledgor, either directly or indirectly, will be paid to Pledgee to reduce Pledgor's obligations under the Note;

                  (c) Absent Pledgee's prior written consent, Pledgor agrees that fifty percent (50%) of any bonus received from the Pledgee during the term of the Note will be paid to Pledgee to reduce Pledgor's obligations under the Note.

                  (d) No authorization or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for Pledgor's grant of the security interest granted hereby or for Pledgor's execution, delivery or performance of this Agreement.

                  (e) Except for provisions for redemption of the Stock set forth in the Company's Certificate of Incorporation, there are no options for the purchase of the Stock and all rights represented thereby; and

                  (f) Except for provisions for redemption of the Stock set forth in the Company's Certificate of Incorporation, there are no existing agreements with respect to the Stock between Pledgor and any other person or entity.

         5. Make-Whole Provision. In the event that the value of the Collateral, as reflected by the closing price of the Stock on the Nasdaq National Market or such other exchange on which the Stock is then traded, becomes less than two times the unpaid principal balance under the Note, the Pledgee may require the Pledgor to immediately pledge additional Stock of sufficient value to restore the Collateral to two times the unpaid principal balance under the Note or give to it such additional collateral as shall be satisfactory to the Pledgee. Once given to the Pledgee, such additional collateral shall become a part of the Collateral as hereinbefore defined. If additional collateral is not delivered to the Pledgee within five days after notice from the Pledgee to the Pledgor, Pledgor shall be in default under this Pledge and Pledgee may sell all or any portion of the Stock and otherwise exercise any or all of the rights and remedies set forth in this Pledge.



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         6. Call Back Provision. In the event the value of the Collateral, as reflected by the closing price of the stock on the Nasdaq National Market or such other exchange on which the Stock is then traded, becomes greater than two and one-half times the unpaid principal balance under the Note, the Pledgor, by giving five days notice to the Pledgee, may require the Pledgee to return such portion of the Shares as to restore the Collateral to two times the unpaid balance under the Note.

         7. Remedies Upon Default. Upon the occurrence of an Event of Default under the Note (an "Event of Default"), Pledgee shall have, in addition to any other rights given by law and the rights against Pledgor hereunder, and in any other documents executed by Pledgor and Pledgee, all of the rights and remedies with respect to the Collateral of a secured party under the Code.

         In addition, with respect to the Stock, or any part thereof, Pledgee may sell or cause the same to be sold at any public or private sale, in one or more sales or lots, at such price as Pledgee may deem best, and for cash or on credit or for future delivery, without assumption of any credit risk, and the purchaser of any or all of the Stock so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever.

         Pledgor agrees that any transfer or sale of the Stock conducted in conformity with reasonable commercial practices of banks, brokerage firms, insurance companies or other financial institutions disposing of property similar to the Stock shall be deemed to be commercially reasonable. Any requirement of reasonable notice shall be met if such notice is given to Pledgor at the address set forth in this Agreement at least five (5) business days before the time of the sale or disposition. Any other requirement of notice, demand or advertisement for sale, is, to the extent permitted by law, waived by Pledgor.

         Pledgee may, in its own name, or in the name of a designee or nominee, buy the Stock at any public sale of the Stock. Pledgee shall have the right to execute any document or form, in its name or in Pledgor's name, which may be necessary or desirable in connection with such sale of Stock.

         As any sales of the Stock by Pledgee must be made pursuant to an effective registration statement or available exemption from registration under applicable securities laws, Pledgor agrees, so that Pledgee will not be required to file a registration statement with respect to the sale of the Stock, that it will be commercially reasonable if Pledgee is required by applicable securities laws to solicit offers from fewer than ten (10) investors, and even though the sales price established and/or obtained may be substantially less than the price which would be obtained in the public market or pursuant to a public offering.


         8. Pledgee as Pledgor's Attorney-in-Fact. Pledgor irrevocably appoints Pledgee as Pledgor's attorney-in-fact to arrange for the transfer, at any time after the existence or occurrence of an Event of Default, of the Collateral on Pledgee's books to the name of Pledgee or to the name of its nominee, provided that concurrently therewith Pledgee will cancel the Note and deliver the Note marked "CANCELLED" to Pledgor, all acts of such attorney being ratified and confirmed and such


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power being coupled with an interest and irrevocable until the Obligations are paid or performed in full.

         9. Further Assurances. Pledgor agrees that Pledgor will cooperate with Pledgee and will execute and deliver, or cause to be executed and delivered, all such other stock powers, proxies, instruments and documents and will take all such other action as Pledgee may reasonably request from time to time to carry out the provisions and purposes hereof.

         10. Notices. All notices, demands, instructions and other communications required or permitted to be given to or made upon any party shall be in writing and sufficient if personally delivered or sent by a nationally-recognized overnight courier or by registered or certified mail, postage prepaid, or by facsimile. Unless otherwise specified in a notice sent or delivered in accordance with the foregoing provisions of this Section 10, notices demands, instructions and other communications shall be given to or made upon the parties, addressed as follows:

         If to Pledgor:                     Jeffrey S. Williams
                                            7049 Suncrest Drive
                                            Saline, MI 48176
                                            Fax Number: 734-429-2306


         If to Pledgee:                     Genomic Solutions Inc.
                                            4355 Varsity Drive
                                            Ann Arbor, Michigan  48108
                                            Fax Number: 734-975-4808

All such notices or communications shall be deemed to received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of a nationally-recognized overnight courier, on the next business day after the date when sent, (c) in the case of facsimile transmission, upon confirmed receipt, and (d) in the case of mailing, on the third business day following the date on which the mail containing such communication was posted.

         11. Choice of Law. The validity of this Agreement, its construction, interpretation and enforcement and the rights of the parties shall be determined under, governed by and construed in accordance with the internal laws of the State of Michigan, without regard to principles of conflicts of law.

         12. Miscellaneous Provisions.


                  (a) The terms and provisions of this Agreement shall be binding upon, inure to the benefit or and be enforceable by the parties and their heirs and assigns.

                  (b) This Agreement, together with any other writing referred to in this Agreement or delivered pursuant to this Agreement, contains the entire understanding of the parties. There are no other representations, promises, warranties, covenants or undertakings except as expressly set forth herein or therein. This Agreement supersedes

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         all prior agreements and understandings among the parties with respect to the subject matter of this Agreement.

                  (c) This Agreement may be amended only by a written instrument duly executed by the parties or their heirs or assigns.

                  (d) The waiver by any party of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent or similar breach.

                  (e) This Agreement may be executed in two counterparts, each of which shall constitute an original and both of which taken together shall constitute one and the same instrument.

                  (f) Pledgee shall execute and deliver to Pledgor a termination of all of the security interests granted by Pledgor to Pledgee under this Agreement and Pledgee shall return all Stock and Powers to Pledgor upon Pledgor's payment and performance in full of all of the Obligations.

                  (g) Pledgee may transfer this Agreement and the Note to any financial institution of its choice, upon five (5) days notice to Pledgor.


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IN WITNESS WHEREOF, the parties have executed this Agreement on April 5, 2001.


                               /s/ Jeffrey S. Williams
                               -------------------------------------------------
                               JEFFREY S. WILLIAMS



                               GENOMIC SOLUTIONS INC.

                               BY: /s/  Steven J. Richvalsky
                                   ---------------------------------------------
                                        STEVEN J. RICHVALSKY

                               ITS:  Chief Financial Officer, Treasurer and
                                   ---------------------------------------------
                                        Executive Vice President
                                   ---------------------------------------------



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